Exhibit 10.48

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made this 29th day of September 2010 by and among CAPTERRA FINANCIAL GROUP, INC., a Colorado corporation (hereinafter referred to as the “Company”), and the shareholders of the Company set forth on Exhibit A attached hereto (each hereinafter referred to as a “Shareholder” and collectively as the “Shareholders”).

R E C I T A L S

WHEREAS, the parties hereto have entered into that certain Interest Purchase Agreement, dated as of September 29, 2010 (the “Purchase Agreement”; all capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement), pursuant to which each Seller agreed to sell to the Purchaser the Interests set forth for such Seller in the Purchase Agreement in exchange for the shares of the Company’s Common Stock specified in the Purchase Agreement; and

WHEREAS, in connection with the Closing of the transactions contemplated by the Purchase Agreement, the parties hereto wish to restrict the resale of the shares of Company Common Stock they owned prior to date of this Agreement or acquired pursuant to the transactions contemplated by the Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants, agreements, representations, warranties and payments hereinafter contained, the parties hereto covenant and agree as follows:

1.           Resale Restrictions.

(a)           No Shareholder may offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of (the “Resale Restrictions”) any shares of Common Stock of the Company, or any securities convertible into or exchangeable for shares of Common Stock of the Company, that such Shareholder beneficially owns or otherwise holds as of the date of this Agreement, or which such Shareholder may acquire pursuant to the Purchase Agreement, or which are issuable upon exercise of options, warrants, or other convertible securities held by such Shareholder from time to time which are currently held or afterward acquired by such Shareholder (collectively, the “Restricted Securities”) during the period from the date hereof until the second anniversary of the date hereof.  Thereafter, such Shareholder may sell up to the lesser of five percent (5%) or that number of securities available for sale under Rule 144 of such Shareholder’s Restricted Securities every quarter commencing after the second anniversary of the date of this Agreement. Notwithstanding the foregoing, no sales may be at a price less than $2.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other recapitalization affecting the number of such shares authorized or issued and outstanding) for a period of four years from the date of the Purchase Agreement unless a mutual agreement is reached by all of the Shareholders, under such terms and conditions as such Shareholders may agree.

(b)           Notwithstanding the foregoing, (i) each Shareholder who is an individual may transfer any or all of the Restricted Securities either during such Shareholder’s lifetime or on such Shareholder’s death by will or intestacy to such Shareholder’s immediate family or to a trust, the beneficiaries of which are exclusively such Shareholder, or a member or members of such Shareholder’s immediate family; provided, however, that in any such case it shall be a condition of the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement, and (ii) transfers may be made between parties to this Agreement pursuant to the terms of any Stock Pledge Agreement in place on the date of this Agreement.  For purposes of this Section, “immediate family” shall mean a spouse, lineal descendant, father, mother, brother or sister of the transferor.

(c)           Each Shareholder hereby agrees that to the extent that it assigns securities received by it to employees and/or officers of such Shareholder, it will obtain appropriate lock-up agreements from such assignees prior to completing such assignment.

(d)           The restrictions set forth in this section 1 shall not apply to any shares of Company capital stock acquired after the date hereof; provided however, that section 1 shall apply to any shares of Company capital stock acquired upon exercise of any options, warrants or other rights to acquire Company capital stock that were issued on or prior to the date hereof.

2.           Corporate Opportunities. Each party agrees that if an opportunity arises to sell Restricted Securities in an underwritten public offering, block sale or other privately negotiated transaction, such opportunity will be presented to the Company and allocated equally between (i) the Shareholders who were former owners of NexCore Group LP and (ii) GDBA Investments, LLC, BOCO Investments, LLC, and WestMountain Asset Management, Inc.  Any sales made pursuant to this Section 2 shall not be subject to the restrictions in Section 1.

3.           Representations and Warranties of the Shareholders.  Each Shareholder, severally and not jointly, represents and warrants to the Company and the other Shareholders as follows:

(a)           Corporate Status.  Each Shareholder who is an entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and capacity to carry on such Shareholder’s business as now being conducted by it and to enter into this Agreement and to carry out its terms to its fullest extent.

(b)           Authority.  The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of each Shareholder who is an entity and this Agreement constitutes a legal, valid and binding obligation of the such Shareholder, enforceable against such Shareholder in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

(c)           No Default.  Neither the execution and delivery of this Agreement, nor the completion of the transactions contemplated herein, will violate any of the terms and provisions of any Governing Documents of such Shareholder who is an entity, or any order, decree, statute, regulation, covenant, or restriction applicable to such Shareholder.

(d)           The Subject Shares.  Set forth on Exhibit A opposite such Shareholder’s name is the total number of shares of Common Stock of the Company over which such Shareholder has record or beneficial ownership as of the date hereof (the “Subject Shares”).  Except as set forth on such Exhibit A, neither such Shareholder nor any Affiliate of such Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein.  Such Shareholder has good and valid title to the Subject Shares denoted as being owned by such Shareholder on Exhibit A, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

4.           General Provisions.

(a)           Further Assurances.  The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

(b)           Entire Agreement.  This Agreement, together with its Exhibits and the applicable portions of the Purchase Agreement, constitutes the entire Agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no agreements collateral hereto other than as expressly set forth or referred to herein.

(c)           Applicable Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

(d)           Assignment; No Third Party Beneficiaries.  This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect.  This Agreement shall be binding upon the respective heirs, legal representatives and permitted transferees of the parties hereto.  Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, legal representatives and permitted transferees, any right, remedy or claim under or in respect of this Agreement or any provision hereof.  No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

(e)           Captions.  The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)           Counterparts; Facsimile or Electronic Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic transmission is to be treated as an original document.  The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, a facsimile, telecopy or electronically transmitted document is to be re-executed in original form by the parties who executed the facsimile, telecopy or electronically transmitted document.  No party may raise the use of a facsimile machine, telecopier machine or electronic transmission as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

(g)           Transfer Agent Instructions.  As a reasonable means of ensuring compliance with the terms of this Agreement, each Shareholder further agrees that the Company may instruct the transfer agent for the Restricted Securities to place a transfer restriction on such transfer agent’s records.

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IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

COMPANY:

CAPTERRA FINANCIAL GROUP, INC.

By:   /s/ Gregory C. Venn
Its:   Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

SHAREHOLDERS:

RANDOLPH P. MYERS

   /s/ Randolph P. Myers

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

SHAREHOLDERS:

DAVID NEENAN

   /s/ David Neenan

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

SHAREHOLDERS:

GDBA INVESTMENTS, LLC

By:   /s/ G. Brent Backman
Its:

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

SHAREHOLDERS:

GRAND RANCHES LLC

By:       /s/ Rick Pederson
Name:  Rick Pederson
Title:    Member

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

SHAREHOLDERS:

BERNIE ROLAND

   /s/ Bernie Roland

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

SHAREHOLDERS:

LOREN E. SNYDER

   /s/ Loren E. Snyder

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

SHAREHOLDERS:

BOCO INVESTMENTS, LLC

By:   /s/ Joseph Zimlich
Its:    President and Managing Member

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

SHAREHOLDERS:

WEST MOUNTAIN ASSET MANAGEMENT,
INC.

By:
                    Its:

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

SHAREHOLDERS:

NEXCORE PARTNERS, L.P.

By:          NexCore Management, Inc.
Its General Partner

By:   /s/ Peter Kloepfer
Its:   Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

SHAREHOLDERS:

KEY ASSOCIATES LLC

By:           NexCore Management Inc.

By:           /s/ Peter Kloepfer
                    Its:   Vice President

EXHIBIT A

SHAREHOLDERS

Name and Address	Number of Shares